UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Effective April 15, 2005, Paul T. Ahern, the Executive Vice President and Chief Operating Officer of CenterPoint Properties Trust (the “Company”), is on administrative leave for an indefinite period of time.  In the interim, Sean P. Maher, Senior Vice President of Development, will assume Mr. Ahern’s responsibilities.  Mr. Maher has served as a Senior Vice President and a member of the Company’s Investment Committee since 2000, responsible for numerous investments and developments.  Mr. Maher joined the Company in 1997 as Vice President of Investments and has been active in Chicago industrial real estate for 19 years.  Prior to joining the Company, Mr. Maher was a real estate broker at CB Richard Ellis and Trammell Crow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated:	April 15, 2005	By:	/s/ Paul S. Fisher
Paul S. Fisher
President and Chief Financial Officer